Exhibit 5.2

[Letterhead of Sullivan & Cromwell LLP]

April 27, 2022

First Horizon Corporation,

165 Madison Avenue,

Memphis, Tennessee 38103.

Ladies and Gentlemen:

We are acting as counsel to First Horizon Corporation, a Tennessee corporation (the “Company”), in connection with the filing today by the Company of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”). The Registration Statement registers an indeterminate amount of securities of the Company, including senior debt securities (the “Senior Debt Securities”), subordinated debt securities (the “Subordinated Debt Securities”) and junior subordinated debt securities (the “Junior Subordinated Debt Securities” and, together with the Senior Debt Securities and Subordinated Debt Securities, the “Debt Securities”), depositary shares representing interests in the Company’s preferred stock, without par value (the “Preferred Stock”), purchase contracts and warrants of the Company, and units comprised of any combination of the foregoing, the Preferred Stock and the Company’s common stock, par value $0.625 per share. The Debt Securities, the depositary shares, the purchase contracts, the warrants and the units are referred to collectively as the “Securities”.

In connection with the filing of the Registration Statement, we, as your counsel, have examined such corporate records, certificates and other documents, including the resolutions of the Company’s board of directors authorizing the issuance of the Securities (collectively, the “Resolutions”), and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, it is our opinion that:

(1) Debt Securities. When the Registration Statement has become effective under the Act, when the indentures relating to the Subordinated Debt Securities and the Junior Subordinated Debt Securities have been duly authorized, executed and delivered, when the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and when the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the applicable indenture and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions, the Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Debt Securities covered by the opinion in this paragraph include any Debt Securities that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities, as well as any purchase contracts or units that may be issued under the indentures relating to the Debt Securities.

First Horizon Corporation	-2-

(2) Depositary Shares. When the Registration Statement has become effective under the Act, when the terms of the deposit agreement under which the depositary shares are to be issued have been duly established and the deposit agreement has been duly executed and delivered, when the terms of the depositary shares and of their issuance and sale have been duly established in conformity with the deposit agreement, when the Preferred Stock represented by the depositary shares has been duly authorized and validly issued by the Company and is fully paid and non-assessable and duly delivered to the depositary and when the depositary receipts evidencing the depositary shares have been duly issued against deposit of the Preferred Stock in accordance with the deposit agreement and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the depositary receipts evidencing the depositary shares will be validly issued and will entitle the holders thereof to the rights specified in the depositary shares and the deposit agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The depositary shares covered by the opinion in this paragraph include any depositary shares that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities.

(3) Purchase Contracts. When the Registration Statement has become effective under the Act, when the terms of the governing instrument or agreement under which of the purchase contracts are to be issued have been duly established

First Horizon Corporation	-3-

and the governing document has been duly executed and delivered, when the terms of such purchase contracts and of their issuance and sale have been duly established in conformity with the governing document and when such purchase contracts have been duly executed, authenticated, issued and delivered in accordance with the governing document and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such purchase contracts will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The purchase contracts covered by the opinion in this paragraph include any purchase contracts that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities.

(4) Warrants. When the Registration Statement has become effective under the Act, when the terms of the warrant agreement under which the warrants are to be issued have been duly established and the warrant agreement has been duly executed and delivered, when the terms of such warrants and of their issuance and sale have been duly established in conformity with the warrant agreement and when such warrants have been duly executed, authenticated, issued and delivered in accordance with the warrant agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The warrants covered by the opinion in this paragraph include any warrants that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities.

(5) Units. When the Registration Statement has become effective under the Act, when the terms of the unit agreement under which units are to be issued have been duly established and the unit agreement has been duly executed and delivered, when the terms of such units and of their issuance and sale have been duly established in conformity with the unit agreement and when such units have been duly executed, authenticated, issued and delivered in accordance with the unit agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The units covered by the opinion in this paragraph include any units that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

First Horizon Corporation	-4-

We note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. For example, a state court in the State of New York rendering a judgment on a Security denominated in a foreign currency would be required under Section 27 of the New York Judiciary Law to render such judgment in such foreign currency, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

The foregoing opinion is limited to the laws of the State of New York and the laws of the State of Tennessee, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of Tennessee law, we have relied upon the opinion, dated the date hereof, of Charles T. Tuggle, Jr., Executive Vice President and General Counsel of the Company, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Mr. Tuggle.

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible. We have assumed that the indenture relating to the Senior Debt Securities has been duly authorized, executed and delivered by the trustee thereunder, and that all other indentures and other governing documents under which the Securities are to be issued will have been duly authorized, executed and delivered by all parties thereto. We have further assumed that the issuance or delivery by the Company of any securities (other than the

First Horizon Corporation	-5-

Securities) or of any other property upon exercise or otherwise pursuant to the terms of the Securities will be effected pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. We have further assumed that the authority granted in the Resolutions will remain in effect at all relevant times and that no Securities will be issued or other action taken in contravention of any applicable limit established pursuant to the Resolutions from time to time. Finally, we have assumed that the signatures on all documents examined by us are genuine.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Validity of Securities” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours, /s/ Sullivan & Cromwell LLP